Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Veracyte, Inc. of our report dated August 12, 2013, except for the effects of the reverse stock split described in Note 1 to the financial statements, as to which the date is October 9, 2013, relating to the financial statements of Veracyte, Inc., which appears in Veracyte Inc.’s Amendment No. 4 to Registration Statement on Form S-1 (No. 333-191282).

/s/ PricewaterhouseCoopersLLP
San Jose, California
October 30, 2013